Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2012 relating to the consolidated financial statements and financial statement schedule, which appears in Cutera, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012.

San Jose, California
March 25, 2013